UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 3, 2018

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

On December 3, 2018, Huntsman (Holdings) Netherlands B.V. (“Huntsman Holdings”), a wholly-owned subsidiary of Huntsman Corporation (the “Company”), entered into a post-paid share sale transaction (the “Transaction”) with Bank of America N.A. (“Dealer”).

Pursuant to the Transaction, Huntsman Holdings sold an aggregate of 4,334,389 ordinary shares (the “Ordinary Shares”) of Venator Materials PLC to Dealer at a price to be determined based on the average of the daily volume weighted average price of the Ordinary Shares over an agreed period.  The Transaction immediately allows the Company to deconsolidate Venator Materials PLC.

Huntsman Holdings delivered the Ordinary Shares to the Dealer on or about December 3, 2018.  Payment by Dealer to Huntsman Holdings for the Ordinary Shares will occur in increments during the first quarter of 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ LUCIANO REYES
Luciano Reyes
Vice President, Corporate Development

Dated:  December 3, 2018

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